EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of CVR Refining GP, LLC
The Unitholders of CVR Refining, LP
The General Partner of CVR Refining, LP

We have issued our reports dated February 26, 2014, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of CVR Refining, LP on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statements of CVR Refining, LP on Form S-8 (File No. 333-190606).

/s/ GRANT THORNTON LLP

Houston, Texas
February 26, 2014